Confidential treatment has been requested for Attachments C, D, E, G and H. Accordingly, those portions of this Exhibit have been omitted from the filed copy and filed separately with the Securities and Exchange Commission.

                                                                   EXHIBIT 10.22

                      DEVELOPMENT AND LICENSING AGREEMENT


       This Agreement is entered into as of this 1st day of April, 1995 between IT NETWORK, Inc., a Texas corporation and its parent, Source Media, Inc., a Delaware corporation, with their offices at 8140 Walnut Hill Lane, Dallas, Texas 75231 (individually, "IT Network" and "Source Media" respectively and collectively, "ITN") of the first part; and CABLESHARE INC., an Ontario corporation, with its office at 150 Dufferin Avenue, Suite 906, London, Ontario N68 5N6 ("Cableshare Cda.") and CABLE SHARE INTERNATIONAL INC., a Barbadian corporation with its office at Bridgetown, Barbados ("Cableshare Barbados"); CABLESHARE (U.S.) LIMITED, an Illinois corporation with its office at Chicago, Illinois ("Cableshare U.S.") and CABLESHARE B.V., a Netherlands corporation with its office at Amsterdam ("Cableshare B.V.") (collectively "Cableshare") of the second part.

       WHEREAS Cableshare has developed, owns and controls products, hardware, software and certain technology used to provide interactive television services and Cableshare has also provided and intends to further provide consulting and development services related to the interactive television services; and

       WHEREAS Cableshare owns certain patents issued in various countries of the world (the "Existing Patents") as listed on Attachment A which is incorporated into this Agreement by reference; and

       WHEREAS Cableshare, utilizing such technology and patents, has created and developed and is further developing, software, as more particularly hereinafter defined, consisting of a series of application programs to run on head-end server computers and other equipment selected by Cableshare as part of a system which processes and delivers interactive television services over channels on a cable television system to subscribers to such services and has also designed and developed and is further developing a computer chip known as an ASIC to be placed in set top boxes to control the addressed frame grabber capabilities of such set top boxes in order to permit such boxes to decode and control the display on and over the television sets of subscribers to the interactive television services of audio and visual signals produced as part of such services; and

       WHEREAS IT Network (under its former name Audio Services, Inc.) on the one part and Cableshare Cda. and Cableshare U.S. on the other are parties to a license agreement dated June

11, 1992 as amended to the date hereof (the "Existing License Agreement") whereby, among other things, IT Network was granted a non-exclusive right to use Cableshare technology in connection with the provision of interactive television services to residential subscribers in the United States; and

       WHEREAS ITN wishes to obtain the right on an exclusive basis to use throughout the world such software and technology to provide interactive television services to residential subscribers and to market such software and technology to others to provide interactive television service to residential subscribers, all on the terms hereinafter set forth; and

       WHEREAS Cableshare is desirous of granting ITN such rights on the terms hereinafter contained; and

       WHEREAS ITN is desirous that Cableshare shall further improve such software and technology and desires to fund Cableshare for such purpose and Cableshare is desirous of making such improvements, all on the terms hereinafter contained.

       NOW, THEREFORE, in consideration of the mutual promises and conditions set forth in this Agreement, ITN and Cableshare hereby agree as follows:



                    Article 1.  DEFINITIONS AND ATTACHMENTS

1.1    Definitions

       In addition to the terms defined in the recitals:

       (a) "ASIC" means a computer chip developed by Cableshare which controls the addressed frame grabber capabilities of a set top terminal device of a subscriber to a channel of an Interactive Television Service on a cable television system in order to permit the decoding and display over the subscriber's television set of addressed audio and visual signals transmitted over that channel.

       (b) "Cableshare Existing Intellectual Property" means any and all inventions, Existing Patents, any other patents, rights to patents, rights to apply for patents, know-how, trade secrets, software, developments, proprietary information, copyrights, trade or service marks and other intellectual property which on the Effective Date are owned by Cableshare or licensed to Cableshare and which Cableshare can lawfully license to third parties on the terms herein contained, and which are related to or are or maybe useful in the setting up or operation of Interactive Television Services.

       (c) "Cableshare Future Intellectual Property" means any and all inventions, patents, rights to patents, rights to apply for patents, know-how, trade secrets, Software, developments, proprietary information, copyrights, trade or service marks and other intellectual property developed or otherwise acquired after the Effective Date pursuant to development work done under this Agreement and owned by Cableshare or licensed to Cableshare after the Effective Date, and which Cableshare can lawfully license to third parties on the terms herein contained and which are related to or are or may be useful in the setting up or operation of Interactive Television Services.

       (d) "Cableshare Intellectual Property" means the Cableshare Existing Intellectual Property and the Cableshare Future Intellectual Property.

       (e)    "Confidential Information" has the meaning ascribed thereto in section 14.1.

       (f)    "Effective Date" means April 1, 1995.

       (g) "Frame Grabber" means a set top terminal device which contains an ASIC and which permits a subscriber to an interactive television channel on a cable television system to receive and decode and display on a television set the addressed audio and visual signals transmitted over that channel.

       (h) "Golden Agreement" means a joint venture agreement dated August 25, 1995 between ITN and Golden Entertainment Company Ltd. to form a joint venture corporation ("ICT") to market and provide interactive television services to cable television operators in markets in the Republic of China (Taiwan).

       (i) "GTE Lawsuit" means the lawsuit brought by GTE Corporation and GTE Mainstreet Incorporated (collectively "GTE") against Cableshare Cda. and the lawsuit brought by Cableshare Cda. against GTE, all as more particularly described in Attachment B.

       (j) "Hardware" means the hardware developed and owned by Cableshare or manufactured by another person at Cableshare's request to provide Interactive Television Services.

       (k) "Head End Server Software" means the Software that runs on a Head End Server Unit to process and deliver Interactive Television Services over a cable television system to subscribers to such services and without limiting the generality of the foregoing, comprises as at the date hereof, the application and other programs more particularly described in Attachment C.



       (l) "Head End Server Unit" means the equipment that processes and delivers Interactive Television Services over a cable television system to subscribers to such services and comprises as at the date hereof of at least the equipment described in Attachment D.

       (m) "Interactive Channel Distribution Agreement" means an agreement (other than a Trial Systems Agreement) between ITN and a cable television system operator for the distribution of ITN's addressed audio and visual signals over one or more channels on the cable television system or systems operated by such cable television operator.

       (n) "Interactive Television Services" means an interactive television system that utilizes cable television (or some other signal distribution system), telephone lines and set-top terminals capable of receiving addressed video and audio signals to distribute video and audio presentations to television sets of subscribers to such services who can, using features in such system, select, and control aspects of, the presentations that appear on their television sets.

       (o) "Management Production Workstation Software" means Software permitting the creation of the audio and visual presentations that are to be distributed through Interactive Television Services to subscribers to such services comprising, as at the date hereof, the application programs more particularly described in Attachment E.

       (p) "New Patents" means any patents acquired by Cableshare relating to or useful in the operation of Interactive Television Services except the Existing Patents.

       (q)    "Patents" means the Existing Patent and the New Patents.

       (r) "Person" includes a corporation or other judicial persons as well as an individual.

       (s) "Product" means any physical embodiment of Cableshare Intellectual Property including all hardware and all tapes and disks holding Software and all Software and hardware documentation developed by Cableshare or licensed to Cableshare and which Cableshare can lawfully license to third parties on the terms herein contained and owned by Cableshare or manufactured on behalf of Cableshare.

       (t) "Projects" has the meaning ascribed thereto in section 7.1 hereof.

       (u) "Residential Subscribers" means subscribers to Interactive Television Services who receive and make use of such services in their residences, otherwise than in the course of carrying on a business.

       (v) "Software" means the computer programs, chips, object code and source code and any related documentation.



       (w) "Sublicensee" has the meaning ascribed thereto in section 4.2 hereof.

       (x) "Trial Systems Agreement" means an agreement between ITN and a cable television system operator for the distribution of ITN's interactive channel signals on the cable television system or systems operated by such cable television operator to fewer than 500 subscribers.

1.2    Attachments

       The following are the attachments to the Agreement:

       Attachment A  -      Existing Patents

       Attachment B  -      GTE Lawsuit

       Attachment C  -      Programs Constituting Head End Server Software

       Attachment D  -      Minimum Equipment Constituting Head End Server Unit

       Attachment E  -      Programs Constituting Management Production
                            Workstation Software

       Attachment F  -      Proposed Terms of Settlement of GTE Lawsuit

       Attachment G  -      Constituent Elements of a Phase A two-way cable
                            module and a Phase B two-way cable module

       Attachment H  -      Head End Server Software Specifications


                                Article 2.  TERM

2.1 This Agreement shall commence on the Effective Date and shall continue until December 31, 1996. The initial term may be renewed for successive one-year terms at the option of ITN and Cableshare by the delivery of written notice of renewal signed by ITN to Cableshare followed by the return by Cableshare to ITN of such notice of renewal signed by Cableshare prior to the date upon which this Agreement would otherwise expire. Each such renewal shall be on the same terms and conditions contained in this Agreement except as otherwise mutually agreed by the Parties.



              Article 3. HEAD END SERVER SOFTWARE AND ASIC LICENSES

3.1    Head End Server Software Licenses

       (a) Upon request at any time and from time to time by ITN in writing (and subject to prior agreement, if and when required by section 5.4) Cableshare shall provide a copy of Head End Server Software (together with a backup copy) to run on the Head End Server Unit designated in the request.

       (b) Such delivery shall constitute a license in perpetuity (subject to section 13.1(d) hereof) solely in favor of ITN to use the Cableshare Intellectual Property embodied in such Software (and any updated version thereof as provided in section 7.4 below or otherwise provided by Cableshare) to provide Interactive Television Services to Residential Subscribers connected to the cable television system(s), from time to time, served by the Head End Server Unit designated in such request (or any equipment which may be substituted for such Head End Server Unit) provided that (and ITN hereby covenants and agrees that) such copy of the Head End Server Software shall not be installed or run on any equipment other than the equipment comprising the Head End Software Unit designated in such request (including equipment that may be substituted for equipment, from time to time, included in such Head End Software Unit).

3.2    ASICS

       (a) Upon request at any time and from time to time by ITN (and subject to prior agreement, if and when required by section 5.4,) Cableshare shall as soon as reasonably possible thereafter supply, or arrange to be supplied to ITN, Frame Grabbers each to contain an ASIC, which Frame Grabbers are in turn to be sold to or otherwise made available to Residential Subscribers to the Interactive Television Services operated by ITN.

       (b) The delivery of Frame Grabbers containing ASICs shall constitute a license in perpetuity (subject to section 13.1(d) hereof) in favor of ITN to permit Residential Subscribers to an Interactive Television Service operated by ITN to use the Cableshare Intellectual Property embodied in the ASICs contained in such Frame Grabbers (to the extent that, while in use, it remains resident in such ASICs) solely to process, decode and display using such Frame Grabbers signals produced by Head End Server Units running Head End Server Software supplied by Cableshare to ITN pursuant to section 3.1 above.

       (c) ITN covenants and agrees to use best efforts to ensure that the Frame Grabbers supplied to it pursuant to section 3.2(a) are sold or otherwise made available only to Residential Subscribers to Interactive Television Services operated by ITN who use it solely to process, decode and display signals produced by Head End Server Units running Head End Server Software supplied by Cableshare to ITN pursuant to section 3.1 above.



                  Article 4.  MARKETING AND MARKETING LICENSE

4.1    Exclusive Marketing Rights

       Cableshare hereby grants to ITN the exclusive right, for the term of this Agreement, to market Cableshare Intellectual Property for the provision of Interactive Television Services to Residential Subscribers; provided that nothing herein shall restrict Cableshare from dealing in any way with Cableshare Intellectual Property otherwise than in respect of the use of such property in the provision of Interactive Television Services to Residential Subscribers and the rights herein conferred on ITN are subject to:

       (a)    any and all rights that J.C. Penney Company, Inc., and

       (b) any and all rights that the Government of Canada or a department (including any requirement to obtain any consent)

may, respectively, have on the Effective Date in or in respect of the Cableshare Intellectual Property. In furtherance of ITN's exclusive rights, Cableshare covenants and agrees with ITN that during the term of this Agreement, it will not itself make use of Cableshare Intellectual Property to provide Interactive Television Services to Residential Subscribers nor, without the prior written consent of ITN, will it license others to use Cableshare Intellectual Property or supply to others Products, services or Software, for the purpose of supplying Interactive Television Services to Residential Subscribers.

4.2    Marketing License

       In furtherance of ITN's exclusive marketing rights, Cableshare hereby licenses ITN for the term of this Agreement, to sublicense others to use the Cableshare Intellectual Property embodied in Head End Server Software (and any updated version thereof as provided in section 7.4 below) and ASIC's upon and subject to the terms set out below:

       (a) subject to prior agreement between ITN and Cableshare as contemplated by section 5.4 as to the appropriate license fees and other payments to be made to Cableshare in respect of such licenses and the delivery of the copy of the covenant referred to in paragraph (b) below, upon request at any time and from time to time by ITN in writing:

              (i) Cableshare shall provide to ITN for delivery by ITN to the person designated in such request (the "Sublicensee") a copy of Head End Server Software (together with a backup copy) to run on Head End Server Unit designated in the request;

              (ii) such delivery shall constitute a license in favor of ITN to permit the Sublicensee to use the Cableshare Intellectual Property embodied in such

       Software (and any updated version thereof as provided in section 7.4 below or otherwise provided by Cableshare) to provide Interactive Television Services to Residential Subscribers connected to the cable television system(s), from time to time, served by the Head End Server Unit designated in such request (or any equipment which may be substituted for such Head End Server Unit) provided that such copy of the Head End Server Software shall not be installed or run on any other equipment other than the equipment comprising the Head End Software Unit designated in such request (including equipment that may be substituted for equipment, from time to time, included in such Head End Software
       Unit);

              (iii) Cableshare shall as soon as reasonably possible thereafter supply, or arrange to be supplied, to ITN for delivery to the Sublicensee Frame Grabbers, each to contain an ASIC, which Frame Grabbers are in turn to be sold to or otherwise made available to Residential Subscribers to the Interactive Television Services to be provided by the Sublicensee; and

              (iv) the delivery of such Frame Grabbers containing ASICs constitutes a license in perpetuity in favor of ITN to permit the Sublicensee, in turn, to permit Residential Subscribers to Interactive Television Services operated by such Sublicensee to use Cableshare Intellectual Property embodied in the ASICs contained in such Frame Grabbers (to the extent that while in use, it remains resident in such ASICs) solely to process, decode and display using such Frame Grabbers signals produced by Head End Server Units running the Head End Server Software supplied by Cableshare through ITN pursuant to section 4.2(a)(i) above; and

       (b) at or before the time of the request by ITN to provide the first copy of the Head End Server Software to a particular Sublicensee, ITN will obtain from the Sublicensee and deliver a copy thereof to Cableshare a covenant in favor of ITN executed by such Sublicensee that each copy of the Head End Server Software that is provided to such Sublicensee will not be installed or run on any equipment other than the equipment comprising the Head End Server Unit designated in the ITN request for such copy of Head End Server Software (including any equipment which may be substituted for equipment, from time to time, included in such Head End Server Unit) and that the Sublicensee will use best efforts to ensure that any Frame

Grabber provided to the Sublicensee pursuant to section 4.2(iii) above are sold or otherwise made available solely to Residential Subscribers to Interactive Television Services operated by the Sublicensee and solely to process, decode and display signals produced by Head End Server Units running Head End Server Software supplied by Cableshare through ITN to the Sublicensee pursuant to section 4.(a)(i) above. At the request of Cableshare, ITN shall use best efforts to enforce compliance with such covenant by the Sublicensee.

4.3    Exception

       Cableshare and ITN agree to negotiate in good faith and use reasonable commercial efforts to settle the GTE Lawsuit on the terms set out in Attachment
F. In the event that such settlement is not implemented by March 31, 1996, notwithstanding anything herein otherwise provided, Cableshare shall have the right to settle such lawsuit on any terms acceptable to it acting reasonably including by means of licensing Cableshare Intellectual Property to GTE or an affiliate thereof; provided that in the event such settlement involves licensing Cableshare Intellectual Property to GTE or any subsidiary of GTE, Cableshare shall use reasonable commercial efforts to bring about such settlement on the basis of Cableshare licensing ITN to enable it to sublicense such right to GTE.



          Article 5.  PAYMENTS FOR CABLESHARE INTELLECTUAL PROPERTY AND
                                MARKETING RIGHTS


5.1    Head End Server Software Delivered to ITN

       ITN agrees to pay Cableshare for each copy (including the backup copy) of Head End Server Software delivered by Cableshare to ITN pursuant to section
3.1 for use by ITN under an Interactive Channel Distribution Agreement, U.S. $** payable within thirty (30) days following delivery thereof.

5.2    Frame Grabbers Delivered to ITN

       ITN agrees to pay Cableshare for each Frame Grabber delivered by Cableshare to ITN pursuant to section 3.2 hereof for use by a subscriber to ITN's Interactive Television Service provided under an Interactive Channel Distribution Agreement, an amount equal to Cableshare's cost thereof plus U.S.$5.00 payable at the earlier of thirty (30) days following delivery thereof or the date upon which Cableshare is required to make any payment in respect of such Frame Grabber to the manufacturer thereof. For greater certainty, in the case where the Frame Grabber is manufactured by a third party at the request of Cableshare, such cost shall be the cost incurred by Cableshare to have such Frame Grabber manufactured and delivered to the point of delivery specified by ITN including, without limitation, all related sales taxes and customs duties payable by Cableshare or by the manufacturer of the Frame Grabber.

5.3    Golden Agreement Payments

       For all items of Head End Server Software and Frame Grabbers supplied to meet ITN's obligations under the Golden Agreement, ITN agrees to pay
Cableshare:

       (a) Cableshare's cost of Hardware supplied or arranged to be supplied by Cableshare on the earlier of thirty (30) days following the delivery thereof or the date upon which Cableshare is required to make any payment to the manufacturer thereof in respect of such delivery. For greater certainty, in the case where the hardware is manufactured by a third party or at the request of Cableshare, such cost shall be the cost incurred by Cableshare to have such Hardware manufactured and delivered to the point of delivery specified by ITN including, without limitation, all related sales taxes and customs duties payable by Cableshare to the manufacturer of the equipment; and

       (b) 50% of all revenue received by ITN under the Golden Agreement for Head End Server Unit and other Hardware or hardware sales, Head End Server Software and other Software sales (including sublicensing thereof), set top and Frame Grabber sales, initial and ongoing system operating licenses, annual license fees and royalties as defined in and provided for in the Golden Agreement net of hardware costs payable by ITN to Cableshare pursuant to section 5.3(a) or otherwise incurred by ITN, such amounts to be payable by ITN to Cableshare forthwith upon receipt thereof by ITN.

The foregoing constitutes the prior agreement between ITN and Cableshare as to the appropriate license fees and other payments to be made to Cableshare for the Golden Agreement for the purposes of section 4.2(a) of this Agreement.

5.4    Other Sales

       For all items of Head End Server Software and Frame Grabbers supplied to ITN for use under Test Systems Agreements or for any other purpose other than under an Interactive Channel Distribution Agreement or to Sublicensees (other than as provided in section 5.3), ITN and Cableshare shall agree in advance of delivery of any Head End Server Software or Frame Grabbers containing ASICs on the amount or amounts to be paid to Cableshare in respect of such transactions. In the case of transactions related to Test Systems Agreements, the chief executive officer of Cableshare and Scott Bedford (or such other person designated for such purpose by ITN) shall have the authority to settle the amount of such payments.

                    Article 6.  OTHER PRODUCTS AND SERVICES

6.1    Management Production Work Station Software

       Cableshare shall make available to ITN, or to a party designated by ITN, Management Production Work Station Software based on its list prices and terms of sale from time to time for such Products.

6.2    Consulting Services

       Cableshare shall make available to ITN, or to a party designated by ITN, application development, installation, training and other consulting services which are capable of being provided by Cableshare as per accepted purchase orders therefor at Cableshare's usual posted hourly rates plus out-of-pocket costs incurred by Cableshare in providing such consulting services. Nothing herein applies to the Projects contemplated by Article 7.

                        Article 7.  DEVELOPMENT PROJECT

7.1    Projects

       Cableshare will use reasonable commercial efforts to develop the following (collectively the "Projects"):

       (a) a set-top box costing less than U.S. $100.00 per box with capabilities of a cable converter, pay television scrambler and a Frame Grabber containing an ASIC with telephone return and audio but not including the capabilities of a Phase A two-way cable module or a Phase B two-way cable module as more particularly described in Attachment G.

       (b) a Windows version of the Management Production Workstation Software for use in an IRMX/DVI/INTEL environment and also a UNIX/JPEG/SPARC environment;

       (c) a UNIX/SPARC based interactive television head end Server with capabilities:

              (i) for an audio system to be located remotely at a telephone company head end,

              (ii)   for up to ninety-six (96) simultaneous users, and

              (iii) for remote access for updating content and retrieving data, but excluding:

              (iv) capabilities for more than ninety-six (96) simultaneous users, and

              (v) network management systems for updating management and remote systems.

7.2    Cableshare Responsibilities

       Cableshare's responsibility for each of the Projects shall include project definition including applicable specifications, systems requirements, estimated implementations costs and estimated timing, and the production of deliverables with respect thereto.

7.3    Project Funding

       The parties agree that the current cost estimate to complete all of the Projects (including human resources, computer systems and development Software) from April 1, 1995 is a minimum of U.S. $4,750,000. ITN shall fund Cableshare's work on the Projects as follows:

       (a) U.S. $2,000,000 in twice monthly installments of $80,000 payable on or before the fifteenth day and the last day of each month beginning in April, 1995 through April, 1996;

       (b)    U.S. $600,000 on December 22, 1995; and

       (c) U.S. $1,400,000 in monthly installments of U.S. $140,000 beginning January, 1996 through October, 1996.

Funding for the balance of the costs of the Projects, namely U.S. $750,000 based on the above estimate, and any cost overruns that may occur, shall be agreed to as between Cableshare and ITN before September 1, 1996, failing which agreement by such date, Cableshare may suspend work on the Projects.

7.4    Upgrades

       To the extent that work on the Projects generates improvements to any Head End Server Software theretofore delivered to ITN or a Sublicensee pursuant to the terms of this Agreement, Cableshare shall, at the request of ITN deliver free of charge to ITN or to such Sublicensee computer disks containing an updated version of the Head End Server Software including a backup copy thereof for each Head End Server Unit for which the request is made.

7.5    Ownership of Intellectual Property Derived from the Projects

       Cableshare shall be the owner of all Intellectual Property including any New Patents that result from the Projects; provided that all such Intellectual Property shall be considered to be Cableshare Future Intellectual Property and shall be subject to the licenses granted to ITN under this Agreement.

                            Article 8. VERIFICATION

8.1    Cableshare Invoices

       Cableshare will permit representatives of ITN, from time to time and at such reasonable times, as may be requested by ITN by reasonable advance notice in writing, access to the books and records of Cableshare to the extent necessary to enable such representatives to verify all invoices submitted by Cableshare to ITN pursuant to the provisions of this Agreement.

8.2    ITN Accounts

       ITN will permit representatives of Cableshare, from time to time and at such reasonable times as may be requested by Cableshare by reasonable advance notice in writing access to the books and records of ITN to the extent necessary to enable such representatives to verify all amounts payable by ITN to Cableshare pursuant to the provisions of this Agreement.

           Article 9.  CABLESHARE PRODUCTS AND SERVICES TERMS OF SALE

9.1    Software Documentation

       All Software supplied by Cableshare pursuant to this Agreement shall be accompanied by complete and comprehensive documentation (excluding always the source code) necessary to operate an Interactive Television System.

9.2    Price Quotes Net of Sales Taxes and Customs Duties

       All prices quoted are net of all customs duties and sales and other like taxes.

9.3    Warranty as to No Infringement of Third Party Intellectual Property
Rights

       (a) Cableshare warrants to ITN that it has the right to provide all Hardware, Software and licenses to be provided by Cableshare hereunder, and that no patent, copyright, trade secret or other intellectual property rights of any third party will be infringed thereby. Cableshare shall indemnify and save ITN harmless from any and all such claims of infringement.

       (b) ITN shall give notice in writing (a "Claim Notice") to Cableshare, as soon as is reasonably possible, of any claims asserted by third parties for which Cableshare may be liable pursuant to paragraph 9.3(a) and shall provide reasonable particulars thereof and shall respond on a timely basis to Cableshare's reasonable requests for further information concerning claims described in the Claim Notice. Cableshare, if it wishes to dispute such claim, shall notify ITN in writing (a "Dispute Notice") as soon as possible, having regard to the circumstances of such claims, and in any event, within not more than twenty (20) days following the date on which the Claim Notice is delivered, in which event, Cableshare shall be entitled at its sole expense to conduct all negotiations with respect thereto, to dispute and contest any such claims and to commence, defend and carry on actions and proceedings on behalf of ITN and in the name of ITN as Cableshare may determine is appropriate in connection with the claims identified in the Claim Notice; provided that Cableshare furnishes to ITN such security or other assurances as ITN may reasonably request in connection therewith and provided further that Cableshare shall not be entitled to settle any dispute, action or proceeding in respect of such claims without the consent of ITN, such consent not to be unreasonably withheld, having regard to the security and assurances given by Cableshare in connection with such claims. Where Cableshare has given a Dispute Notice, ITN will cooperate with Cableshare and its solicitors in any negotiations, disputes, contestations, actions and proceedings with respect to any such claims.

9.4    Hardware Warranties

       (a) In respect of Hardware supplied under this Agreement by Cableshare, Cableshare agrees with ITN to provide the recipient with the same product warranty as is provided Cableshare by its component suppliers.

       (b) For set-top terminals assembled by Cableshare, Cableshare warrants the terminals will be free from defects in workmanship and material under normal use and service for a period of ninety (90) days from the date of installation.

       (c) Defective hardware products shall be shipped at ITN's expense to Cableshare's site 150 Dufferin Avenue, Suite 906, London, Ontario N6A 5N6. Charges for return shipment will be paid by Cableshare.

9.5    Software Warranty

       Cableshare warrants that all Head End Server Software to be provided by it hereunder shall be in accordance with the specifications provided in Attachment H. Such warranty shall extend until 120 days after delivery.

9.6    Disclaimer

       The foregoing constitutes Cableshare's sole warranties with respect to the Hardware and Software and other Products to be supplied by Cableshare and there are no other representations, warranties or conditions express or implied applicable to any of the Hardware, Software or other Products to be sold by Cableshare to ITN hereunder. Cableshare's sole obligation in respect of any breach of the foregoing warranties is to repair or replace the defective item at its expense, and Cableshare's liability with respect to breach of its obligations herein shall not exceed in aggregate the amount paid by ITN for that product, except for claims for reimbursement by ITN against Cableshare for damages payable by ITN for infringement of such party's intellectual property by ITN, as a result of a breach by Cableshare of the warranty under section 9.3(a).

                             Article 10.  INTEREST

10.1 If any Party to this Agreement shall fail to pay when due any amounts payable to any other Party to this Agreement (including under any purchase order issued pursuant to the terms of this Agreement), such amount shall thereafter bear interest at a rate per annum equal to the greater of 12% or 2% plus the prime commercial lending rate, from time to time, of Cableshare's Canadian bankers, from time to time, calculated daily and compounded annually on the full amount so, from time to time, unpaid. Any interest payable as aforesaid shall be payable monthly on the first day of each and every month.

                     Article 11.  TRADEMARKS, SERVICE MARKS

11.1   Trademark License

       ITN is licensed to use the trademarks and service marks ("Marks") of Cableshare related to Interactive Television Services, provided that Cableshare may request that ITN provide copies of all written or graphic material in which the Marks appear and obtain the prior consent of Cableshare, such consent not to be unreasonably withheld or unduly delayed.

11.2   Restriction on Use

       ITN shall not use the Marks for any purpose other than in accordance with this Agreement without the prior written approval of Cableshare.

                            Article 12.  TERMINATION

12.1   This Agreement may be terminated:

       (i)    by mutual written consent of the Parties; and

       (ii) by either Party (the "Terminating Party") for the non-performance of this Agreement by the other Party including the failure to pay any amount when due; provided that the Terminating Party gives the other Party fifteen
(15) days prior written notice and the other Party does not correct the non-performance during that fifteen (15) day period.

             Article 13. EFFECT OF THIS AGREEMENT ON THE EXISTING
                 LICENSE AGREEMENT AND EFFECT OF NON-RENEWAL

13.1   Effect of This Agreement on the Existing License Agreement

       The provisions of the Existing License Agreement shall be suspended while this Agreement remains in full force and effect, including any renewal hereof. Upon any non-renewal or termination of this Agreement, the provisions of the Existing License Agreement shall come back into full force and effect subject to the following:

       (a) Source Media shall, by signing this Agreement, become a party to the Existing License Agreement possessing, on a joint and several basis with IT Network, all of the rights and obligations of IT Network thereunder;

       (b) the requirement under the Existing License Agreement for ITN to achieve 3,300 set top terminals installed by June 11, 1996 is hereby waived;

       (c) upon settlement of the method of funding the balance of Project costs as contemplated by section 7.3 hereof, there shall be deducted U.S.$2,000,000 from the amount payable by ITN to Cableshare under clause 4.06 of the Existing License Agreement for the achievement of Phase 3 as defined in the Existing License Agreement;

       (d) an account shall be taken of amounts, if any, that would otherwise be payable under section 4.06 of the Existing License Agreement subject to the amendment provided in section 13.1(b) of this Agreement, as if the Existing License Agreement had not been suspended and such amounts shall be immediately due and payable by ITN to Cableshare; and

       (e) all rights conferred on ITN pursuant to any license granted pursuant to section 3.1 or 3.2 hereof shall have been deemed to have been conferred on ITN by virtue of the Existing License Agreement and be governed thereby.

13.2   Termination and Non-Renewal not to Effect Certain Licenses and Other
       Rights

       Termination or non-renewal of this Agreement shall not affect:

       (a)    the rights of ITN under any license in favor of ITN provided in section 3.1 or 3.2 hereof or of any Sublicensee under any license provided in section 4.2(a)(ii) or (iv) hereof;

       (b) the rights of Cableshare under any agreement in respect of license fees and other payments payable to Cableshare entered into as contemplated by section 5.4 unless such agreement is expressly stated to continue only during the term of this Agreement; and

       (c) the rights and obligations of GTE, ITN and Cableshare under any settlement arrangement entered into in respect of the GTE Lawsuit.

13.3   Termination or Non-Renewal not to Effect Amounts Owing

       Upon termination for any reason or non-renewal of this Agreement, all payments under this Agreement shall be immediately due and owing to the Party to which payment is to be made. This Agreement shall remain in full force and effect until payment is made in full except that neither Party shall have any obligation to perform under the Agreement other than to remit all payments due.

                     Article 14.  CONFIDENTIAL INFORMATION

14.1 As used in this Agreement, "Confidential Information" means any non-public or proprietary information belonging to ITN or Cableshare and shall include, but not be limited to, all technical, financial and business information of a Party and models, instructions or information concerning the Products, the compilation and production of Cableshare Intellectual Property, names of customers or partners (whether existing or potential), reports, plans, data, analyses, work papers or other documents prepared by the furnishing Party (or its employees, agents or representatives) which contain or reference such information. Confidential Information may be in written, audio, graphic or electromagnetic form.

14.2 The term "Confidential Information" as used in this Agreements, does not include information which:

       (a) becomes available to the public other than as a result of a disclosure by a Party to this Agreement, its affiliates, employees or agents;

       (b) was available to the receiving Party on a non-confidential basis prior to its disclosure under this Agreement;

       (c) is or has been independently developed or acquired by the receiving Party without violation of this Agreement; or

       (d) becomes available on a non-confidential basis from a third party provided that to the knowledge of the receiving Party, such third party is not bound by a confidentiality agreement with the furnishing Party.

14.3   Use of Confidential Information

       (a) Each Party agrees to hold Confidential Information received from the other Party in strict confidence and to use the Confidential Information only in connection with this Agreement or as authorized under this Agreement.

       (b) Each Party agrees to disclose Confidential Information it received only to its employees, agents or representatives to whom disclosure is necessary for the purpose of performance under this Agreement.

       (c) Each Party shall require any employee, agent or representative to whom disclosure is necessary to maintain the Confidential Information in accordance with the terms of this Agreement.

14.4 On the earlier of the termination of this Agreement, or at the request of a Party, the Confidential Information and all copies of such Confidential Information, shall be returned to the furnishing Party.

14.5 The Parties agree to treat the terms and conditions of this Agreement as Confidential Information during the term of this Agreement and for a one year period after the expiration or termination of the Agreement, except for disclosures required by law or authorized by the other Party.

                             Article 15.  AUTHORITY

15.1 Each Party represents and warrants that it has the full power and authority to enter into this Agreement and to undertake the obligations set forth in the Agreement, and that it has not entered into any other agreement that would make it incapable of performing the obligations under this Agreement. Each Party further represents and warrants that the individual executing this Agreement on behalf of the Party has full power and authority to represent the Party and to execute this Agreement on behalf of the Party.

                            Article 16.  ASSIGNMENT

16.1 A Party may not assign this Agreement without the prior written consent of the other Party which consent shall not be unreasonably withheld, provided however a Party may assign this Agreement without consent to a wholly-owned affiliate of the Party or to an affiliate wholly-owned by the parent of the Party so long as the assignee remains affiliated with the assigning Party. The Party shall immediately notify the other Party of the assignment.

                              Article 17.  NOTICE

17.1 Any notice or communication hereunder shall be sufficiently given to ITN and Cableshare when sent by facsimile or express courier service addressed as follows:

       (a)    to ITN:

                            IT Network, Inc.
                            8140 Walnut Hill Lane
                            Dallas, Texas  75231
                            U.S.A.
                            Attention:     Mr. W. Scott Bedford
                            Telephone:  (214) 890-9050
                            Facsimile:  (214) 890-9014

       (b)    to Cableshare:

                            Cableshare Inc.
                            150 Dufferin Avenue
                            Suite 906
                            London, Ontario
                            Canada  N6A 5N6
                            Attention:     Mr. Michael Israel
                            Telephone:  (519) 663-4460
                            Facsimile:  (519) 663-0339

A Party may change the address set forth in this Agreement by notice to the other Party in accordance with Article 17.1.

                           Article 18.  MISCELLANEOUS

18.1   Force Majeure

       (a) A Party shall not be liable for any failure or delay in its performance under this Agreement due to causes beyond its reasonable control, excluding financial embarrassment but including, but not limited to, acts of God, acts of civil or military authority, acts or omissions of third parties, fires, floods, riot, war, labor shortages or disputes ("force majeure"), provided that the Party suffering the force majeure event gives written notice as promptly within forty-eight (48) hours after the occurrence of the force majeure event to the other Party, and uses reasonable efforts to correct the failure or delay in performance.

       (b) The existence of a force majeure event shall not excuse any Party from paying money due and owing under this Agreement to any other Party. As soon as the force majeure event which excused the Party's performance has ceased, the Party shall be obligated to perform all its obligations under this Agreement.

18.2   Governing Law

       This Agreement shall be governed by, construed, and enforced in accordance with the laws of the Province of Ontario, Canada and the courts of that Province shall have exclusive jurisdiction in respect of any dispute with respect to this Agreement.

18.3   No Other Agreements

       This Agreement and Attachments set forth the entire agreement and understanding between the Parties as to the subject matter hereof except as otherwise expressly provided herein and merges all prior discussions between them as to matters relevant hereto. The Parties shall not be bound by any warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or in a writing signed with or subsequent to the execution hereof by an authorized representative of the party to be bound thereby.

18.4   Non-Waiver

       (a) The Parties understand and agree that no failure or delay by either Party in exercising any right, power or privilege under this Agreement shall operate as a waiver. Waiver of any breach by either Party shall not be construed as a waiver of subsequent breaches or as a continuing waiver of such breach.

       (b) If any provision of this Agreement is determined by a court or legal authority to be invalid under controlling law, the provision will be ineffective to the extent of such invalidity but the remainder of the Agreement shall be valid and in full force and effect.

18.5   Enurement

       This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors, legal representatives and permitted assigns.

18.6   Counterparts

       This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

       IN WITNESS WHEREOF the Parties have duly executed this Agreement as of the day and year first above written.




                                              IT NETWORK, INC.




                                              Per: /s/ John Reed
                                                   --------------------------

                                              Title: Executive Vice President
                                                     ------------------------



                                              Per:                        c/s
                                                  ---------------------------

                                              Title:
                                                    -------------------------


                                              SOURCE MEDIA INC.

                                              Per: /s/ Timothy P. Peters
                                                   --------------------------

                                              Title: President
                                                    -------------------------



                                              Per:                        c/s
                                                  ---------------------------

                                              Title:
                                                    -------------------------

                                                  CABLESHARE INC.


                                                  Per:  /s/ Michael L. Israel
                                                      --------------------------

                                                  Title: President & CEO
                                                        ------------------------


                                                  Per:                       c/s
                                                      -----------------------

                                                  Title:
                                                        ------------------------


                                                  CABLE SHARE INTERNATIONAL INC.


                                                  Per:
                                                      --------------------------

                                                  Title:
                                                        ------------------------


                                                  Per:                       c/s
                                                      -----------------------

                                                  Title:
                                                        ------------------------


                                                  CABLESHARE (U.S.) LIMITED

                                                  Per: /s/ Michael L. Israel
                                                      --------------------------

                                                  Title: President
                                                        ------------------------


                                                  Per:                       c/s
                                                      -----------------------

                                                  Title:
                                                        ------------------------

                                                  CABLESHARE B.V.


                                                  Per:
                                                      --------------------------

                                                  Title:
                                                        ------------------------


                                                  Per:                       c/s
                                                      -----------------------

                                                  Title:
                                                        ------------------------

                                 ATTACHMENT 'A'


                                Existing Patents                     Page 1 of 2



  Country                                     Patent or Application Number
  United States                                      Pat. 4,734,764

  United States                                      Pat. 4,941,040

  United States                                      Pat. 5,014,125

  Canada                                             Pat. 1,331,053

  Canada                                             Pat. 1,284,211

  Canada                                            Appl. 2,015,912

  EPC                                              Appl. 90,108,148,9

  Japan                                              Appl. 2-115957

  PCT                                               Appl. CA94/00581

  Belgium                                             Pat. 904692

  France                                             Appl. 2581281

  France                                             Appl. 2590096

  Netherlands                                        Appl. 8601109

  Luxembourg                                       Unexam. Pat. 86409

  Australia                                           Pat. 597250

  Denmark                                            Appl. 8601932

  Denmark                                            Appl. 8700613

  Denmark                                            Appl. 8700614

  Spain                                           Unexam. Pat. 8708273

  Spain                                           Unexam. Pat. 8802356

  Spain                                               Pat. 557,328

  Great Britian                                      Appl. 2216756

  Great Britian                                      Appl. 2216757

  Great Britian                                      Appl. 2217556

                                ATTACHMENT 'A'

                               Existing Patents                      Page 2 of 2




Great Britain                         Appl. 2174874

Finland                               Appl. 9000281

Finland                               Appl. 9000282

Finland                               Appl. 8601482

Italy                              Unexam. Pat. 1188113

Sweden                                  Pat. 466180

Sweden                                Appl. 9002880

Sweden                                Appl. 8900029

Germany F.R.                          Appl. 3645247

Germany F.R.                          Appl. 3614361

Germany F.R.                          Appl. 3645306

S. Korea                                Pat. 51217

S. Korea                                Pat. 53495

                                  ATTACHMENT B

Lawsuit in the United States District Court for the Northern District of Texas, Dallas Division, between GTE Corporation and GTE Main Street Incorporated as Plaintiffs and Cableshare as Defendants (Civil Action No. 3:95-CV-0490-D) and, in the same Court, the lawsuit between Cableshare as Plaintiffs and GTE Corporation and GTE Main Street Incorporated as Defendants (Civil Action No. 3:95-CV-1984-D)

                                  ATTACHMENT F

                PROPOSED TERMS OF SETTLEMENT OF THE GTE LAWSUIT


1. In consideration of the agreement of IT Network to make the payments provided for in clause 2 below, Cableshare shall confer upon IT Network a license of the Cableshare Intellectual Property to enable IT Network to act as sublicensor of such property in executing a patent license agreement (the "Patent License Agreement") with GTE ("GTE Main Street") on the terms annexed hereto as Schedule "A" and thereby confer on GTE Main Street the rights to Cableshare Intellectual Property to be conferred on GTE Main Street pursuant to the terms thereof. The license of the Cableshare Intellectual Property in favor of IT Network hereinbefore provided shall be solely for the purpose of executing the Patent License Agreement and shall not confer upon ITN any additional right to use or to license other persons to use Cableshare Intellectual Property. (Notwithstanding anything herein otherwise contained, nothing herein shall derogate from ITN's rights under the agreement to which this Attachment is attached or under any other agreement between Cableshare (either individually or collectively) on the one part and IT Network on the other.)

2. In return for Cableshare's grant of license provided in clause 1 above, IT Network shall agree to pay Cableshare (forthwith upon IT Network's receipt thereof) all amounts paid to ITN by GTE Main Street pursuant to clauses 2 and 3 of the Patent License Agreement.

3. IT Network agrees that at Cableshare's request and expense, IT Network will enforce all and any rights it may have against GTE Main Street under the Patent License Agreement.

4. ITN and Cableshare shall forthwith upon execution of the Patent License Agreement by the parties thereto, do all things and execute all documents as may be necessary or desirable to dismiss the GTE Lawsuit.